Aflac Incorporated Form 8-K
EXHIBIT 4.1
EXECUTION VERSION
AFLAC INCORPORATED,
AS ISSUER
AND
THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.,
AS TRUSTEE
SECOND SUPPLEMENTAL INDENTURE
Dated as of December 17, 2009

$400,000,000
6.900% Senior Notes due 2039

     THIS SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”) is made as of the 17th day of December, 2009, by and between AFLAC INCORPORATED, a Georgia corporation, as issuer (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee”):
     WHEREAS, the Company has heretofore entered into a Senior Indenture, dated as of May 21, 2009 (the “Original Indenture”), with the Trustee;
     WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this Second Supplemental Indenture, is herein called the “Indenture”;
     WHEREAS, under the Original Indenture, a new series of senior notes may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;
     WHEREAS, the Company proposes to create under the Indenture a new series of senior notes;
     WHEREAS, additional senior notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified, and all senior notes issued by the Company of any one series need not be issued at the same time and, unless otherwise so provided, may be reopened for issuances of additional senior notes of such series; and
     WHEREAS, all things necessary to authorize the execution and delivery of this Second Supplemental Indenture and make it a valid and binding agreement of the Company, in accordance with its terms, have been done.
     NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
6.900% SENIOR NOTES DUE 2039
Section 1.01 Establishment. There is hereby established a new series of senior notes to be issued under the Indenture, to be designated as the Company’s 6.900% Senior Notes due 2039 (the “Senior Notes”).
     There are to be authenticated and delivered Senior Notes, initially limited in aggregate principal amount to $400,000,000 and no further Senior Notes shall be authenticated and delivered except as provided by Section 2.8, 2.9, 2.11, 8.5 or 12.3 of the Original Indenture and the terms of this Second Supplemental Indenture; provided, however, that the aggregate principal amount of the Senior Notes may be increased in the future, without the consent of the holders of the Senior Notes, with the same terms and with the same CUSIP and ISIN numbers as the Senior Notes other than with respect to: (i) the date of issuance, (ii) the issue price and (iii) the date from which interest shall accrue and the amount of interest payable on the first Interest Payment Date following the issuance of any such additional Senior Notes (which terms shall be set forth in a Board Resolution accompanying the Order pursuant to which any such additional Senior Notes are authenticated). Any such additional Senior Notes and the Senior Notes established pursuant hereto shall be considered collectively as a single class for all purposes of the Indenture. The Senior Notes shall be issued in fully registered form.
     The Senior Notes shall be issued in the form of one or more Global Securities (as defined below) in substantially the form set out in Exhibit A hereto.
     The form of the Trustee’s Certificate of Authentication for the Senior Notes shall be substantially in the form set forth in Exhibit B hereto.
     Each Senior Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.
Section 1.02 Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.
     “Global Security” means, with respect to any series of securities, a security authenticated and delivered under the Original Indenture executed by the Company and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with the Original Indenture, which shall be registered in the name of the Depositary or its nominee.
     “Interest Payment Date” means June 17 and December 17 of each year, commencing on June 17, 2010.
     “Regular Record Date” means, with respect to each Interest Payment Date, the close of business on June 1 or December 1 immediately preceding such Interest Payment Date.
     “Stated Maturity” means December 17, 2039.
Section 1.03 Payment of Principal and Interest. The principal of the Senior Notes shall be due at Stated Maturity. The unpaid and outstanding principal amount of the Senior Notes, and any overdue installment of interest thereon to the extent permitted by law, shall bear interest at the rate of 6.900% per year until paid or made available for payment, such interest to accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from December 17, 2009.

Interest shall be paid semi-annually in arrears on each Interest Payment Date, commencing on June 17, 2010, to the Person in whose name the Senior Notes are registered on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 2.7 of the Original Indenture.
     Payments of interest on the Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Senior Notes shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on the Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.
     Payment of the principal, premium, if any, and interest due at the Stated Maturity of, or on a Redemption Date for, the Senior Notes shall be made upon surrender of the Senior Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Senior Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto.
Section 1.04 Denominations. The Senior Notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Section 1.05 Global Securities. The Senior Notes will initially be issued in the form of one or more Global Securities registered in the name of the Depositary (which initially shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Senior Notes represented by Global Securities will not be exchangeable for, and will not otherwise be issuable as, Senior Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.
     Owners of beneficial interests in such Global Securities will not be considered the holders thereof for any purpose under the Indenture, and no Global Security representing a Senior Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of holders of such Global Securities shall be exercised only through the Depositary.
     A Global Security shall be exchangeable for Senior Notes registered in the names of Persons other than the Depositary or its nominee only as provided by Section 2.8(5) of the Original Indenture. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Senior Notes registered in such names as the Depositary shall direct.
Section 1.06 Transfer. No service charge will be made for any registration of transfer or exchange of Senior Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
Section 1.07 Defeasance. The provisions of Sections 10.4 and 10.5 of the Original Indenture will apply to the Senior Notes.
Section 1.08 Redemption at the Option of the Company. The Senior Notes will be redeemable, at the sole option of the Company, in whole at any time or in part from time to time (a “Redemption Date”), at a redemption price (the “Redemption Price”) equal to the greater of (i) 100% of the aggregate principal amount of the Senior Notes to be redeemed and (ii) an amount equal to the sum of the present values of the remaining scheduled payments for principal of and interest on the Senior Notes to be redeemed, not including any portion of the payments of interest accrued as of such Redemption Date, discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 40 basis points, plus, in the case of each of (i) and (ii), accrued and unpaid interest on the principal amount of the Senior Notes to be redeemed to, but excluding, such Redemption Date.
     “Treasury Rate” means (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

     “Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Notes.
     “Independent Investment Banker” means each of Goldman, Sachs & Co. and J.P. Morgan Securities Inc. and their successors or, if any of such firms is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.
     “Comparable Treasury Price” means with respect to any Redemption Date for the Senior Notes (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee is provided with fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.
     “Reference Treasury Dealer” means each of Goldman, Sachs & Co. and J.P. Morgan Securities Inc. and their respective successors and three other primary U.S. government securities dealers (each a “Primary Treasury Dealer”), as specified by the Company; provided that (1) if any of Goldman, Sachs & Co. and J.P. Morgan Securities Inc. and their respective successors or any Primary Treasury Dealer as specified by the Company shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer and (2) if the Company fails to select a substitute within a reasonable period of time, then the substitute will be a Primary Treasury Dealer selected by the Company.
     “Reference Treasury Dealer Quotations” means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.
     Notwithstanding Section 12.2 of the Original Indenture, the notice of redemption with respect to the foregoing redemption need not set forth the Redemption Price but only the manner of calculation thereof.
Section 1.09 Notice to Trustee. The Company shall notify the Trustee of the Redemption Price with respect to the foregoing redemption promptly after the calculation thereof. The Trustee shall not be responsible for calculating said Redemption Price.
Section 1.10 Selection of Senior Notes to be Redeemed; Notice of Redemption. If less than all of the Senior Notes are to be redeemed, the Trustee shall select, in such manner as it shall deem appropriate, the principal amount of such Senior Notes held by each beneficial owner of such Senior Notes to be redeemed. The Trustee may select Senior Notes and portions of Senior Notes in amounts of $2,000 and whole multiples of $1,000 in excess of $2,000. The Trustee shall promptly notify the Company in writing of the Senior Notes selected for redemption and, in the case of any Senior Notes selected for partial redemption, the principal amount thereof to be redeemed.
ARTICLE II
MISCELLANEOUS PROVISIONS
Section 2.01 Recitals by the Company. The recitals in this Second Supplemental Indenture are made by the Company only and not by the Trustee, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Senior Notes. The Trustee shall not be accountable for the use or application by the Company of the Senior Notes or the proceeds thereof. All of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Senior Notes and of this Second Supplemental Indenture as fully and with like effect as if set forth herein in full.
Section 2.02 Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.
Section 2.03 Executed in Counterparts. This Second Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.
Section 2.04 New York Law to Govern . This Second Supplemental Indenture and each Senior Note shall be deemed to be a contract under the laws of the state of New York, and for all purposes shall be construed in accordance with the laws of such state, except as may be required by mandatory provisions of law.

     IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

AFLAC INCORPORATED as Issuer
By:	/s/ Ralph A. Rogers, Jr.
	Name:	Ralph A. Rogers, Jr.
	Title:	Senior Vice President and Chief Accounting Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.. as Trustee
By:	/s/ Stefan Victory
	Name:	Stefan Victory
	Title:	Vice President

[Signature Page to Second Supplemental Indenture]

EXHIBIT A
Form of 6.900% Senior Note due 2039
     THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE SECOND SUPPLEMENTAL INDENTURE TO THE ORIGINAL INDENTURE HEREINAFTER REFERRED TO. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO AFLAC INCORPORATED OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

No. ___	CUSIP No. 001055 AD4
AFLAC INCORPORATED
6.900% Senior Notes due 2039

Principal Amount:	$________________

Regular Record Date:	with respect to each Interest Payment Date, the close of business on June 1 or December 1 immediately preceding such Interest Payment Date

Original Issue Date:	December 17, 2009

Stated Maturity:	December 17, 2039

Interest Payment Dates:	June 17 and December 17, commencing on June 17, 2010

Interest Rate:	6.900% per year

Authorized Denomination:	$2,000 and integral multiples of $1,000 in excess thereof
     Aflac Incorporated, a Georgia corporation (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                      DOLLARS ($                    ) on the Stated Maturity shown above, and to pay interest thereon, and on any overdue installment of interest thereon to the extent permitted by law, from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Original Issue Date shown above, semi-annually in arrears on each Interest Payment Date as specified above, commencing on June 17, 2010, and on the Stated Maturity at the rate per year shown above until the principal hereof or such overdue installment is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity) will, as provided in the Indenture, be paid to the Person in whose name this Note (as defined on the reverse hereof) is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at Stated Maturity or a Redemption Date (as defined on the reverse hereof) will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 2.7 of the Original Indenture.
     Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.
     Payment of the principal of and interest due at the Stated Maturity of this Note shall be made upon surrender of this Note at the Corporate Trust Office of the Trustee. The principal of and interest on this Note shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto.
     The Senior Notes (as defined on the reverse hereof) will be unsecured obligations of the Company and will rank equally in right of payment with all the other unsecured, unsubordinated indebtedness of the Company from time to time outstanding. The Senior Notes will rank senior to any subordinated indebtedness of the Company.
     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.
     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

AFLAC INCORPORATED, as Issuer
By:
Name:
Title:

Attest:

Name:
Title:

CERTIFICATE OF AUTHENTICATION
     This is one of the 6.900% Senior Notes due 2039 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
Dated: December 17, 2009	By:
Authorized Signatory

(Reverse Side of Note)
     This note (the “Note”) represents one of a duly authorized issue of senior notes of the Company issued and issuable in one or more series under a Senior Indenture dated as of May 21, 2009 (the “Original Indenture”), as supplemented by the Second Supplemental Indenture dated as of December 17, 2009 (the “Second Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Senior Notes issued thereunder and of the terms upon which said Senior Notes are, and are to be, authenticated and delivered. The Securities represented by this Note are one of the series designated on the face hereof as 6.900% Senior Notes due 2039 (the “Senior Notes”), initially limited in aggregate principal amount to $400,000,000, provided, however, that the aggregate principal amount of the Senior Notes may be increased in the future, without the consent of the holders of the Senior Notes, as provided in the Second Supplemental Indenture. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.
     This Note is exchangeable in whole or from time to time in part for Senior Notes of this series in definitive registered form only as provided in the Indenture.
     If an Event of Default with respect to the Senior Notes shall occur and be continuing, the principal of the Senior Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Senior Notes under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Senior Notes at the time Outstanding. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Senior Notes at the time Outstanding, on behalf of the holders of all Senior Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Senior Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
     The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of the Company pursuant to this Note and (ii) restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.
     The Senior Notes will be redeemable, at the sole option of the Company, in whole at any time or in part from time to time (a “Redemption Date”), at a redemption price (the “Redemption Price”) equal to the greater of (i) 100% of the aggregate principal amount of the Senior Notes to be redeemed and (ii) an amount equal to the sum of the present values of the remaining scheduled payments for principal of and interest on the Senior Notes to be redeemed, not including any portion of the payments of interest accrued as of such Redemption Date, discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 40 basis points, plus, in the case of each of (i) and (ii), accrued and unpaid interest on the principal amount of the Senior Notes to be redeemed to, but excluding, such Redemption Date.
     “Treasury Rate” means (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.
     “Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Notes.
     “Independent Investment Banker” means each of Goldman, Sachs & Co. and J.P. Morgan Securities Inc. and their successors or, if any of such firms is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.
     “Comparable Treasury Price” means with respect to any Redemption Date for the Senior Notes (i) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Trustee is provided with fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.
     “Reference Treasury Dealer” means each of Goldman, Sachs & Co. and J.P. Morgan Securities Inc. and their respective successors and three other primary U.S. government securities dealers (each a “Primary Treasury Dealer”), as specified by the Company; provided that (i) if any of Goldman, Sachs & Co. and J.P. Morgan Securities Inc. and their respective successors or any Primary Treasury Dealer as specified by the Company shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer and (ii) if the Company fails to select a substitute within a reasonable period of time, then the substitute will be a Primary Treasury Dealer selected by the Company.
     “Reference Treasury Dealer Quotations” means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.
     Notice of any redemption will be mailed at least 30 days but no more than 60 days before the Redemption Date to each Holder of the Senior Notes to be redeemed. Notwithstanding Section 12.2 of the Original Indenture, the notice of redemption with respect to the foregoing redemption need not set forth the Redemption Price but only the manner of calculation thereof.
     The Company shall notify the Trustee of the Redemption Price with respect to the foregoing redemption promptly after the calculation thereof. The Trustee shall not be responsible for calculating said Redemption Price. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Senior Notes or portions thereof called for redemption.
     If less than all of the Senior Notes are to be redeemed, the Trustee shall determine, in such manner as it deems appropriate, the principal amount of such Senior Notes held by each beneficial owner of such Senior Notes to be redeemed. The Trustee may select Senior Notes and portions of Senior Notes in amounts of $2,000 and whole multiples of $1,000 in excess of $2,000.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company or the Security registrar and duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such exchange or registration of transfer, but the Company will require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, any Person authorized by the Company to pay the principal of or any premium or interest on any Senior Note on behalf of the Company (“Paying Agent”) and the Security registrar may deem and treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, whether or not this Note be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security registrar, and neither the Company nor the Trustee nor any Paying Agent nor the Security registrar shall be affected by notice to the contrary.
     The Senior Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes of a different authorized denomination, as requested by the holder surrendering the same upon surrender of the Senior Note or Senior Notes to be exchanged at the office or agency of the Company.
     No recourse shall be had for payment of the principal of or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, as such or against any past, present or future shareholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule, law statute or constitutional provision, or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released, by the acceptance hereof and as part of the consideration for the issuance hereof.
     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     This Note shall be governed by, and construed in accordance with, the internal laws of the state of New York.

ABBREVIATIONS
     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT — Custodian under Uniform Gift to Minors Act

(State)

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with rights of survivorship and not as tenants in common	CUST — Custodian
Additional abbreviations may also be used
though not on the above list.
FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

(please insert Social Security or other identifying number of assignee)
the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

EXHIBIT B
CERTIFICATE OF AUTHENTICATION
     This is one of the 6.900% Senior Notes due 2039 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:
Authorized Signatory

B-1